Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
INTERNET INTERNATIONAL COMMUNICATIONS LTD.

The undersigned natural, adult person, acting as incorporator of a corporation (hereinafter usually referred to as the "Corporation") pursuant to the provisions of the Delaware Corporation Law, hereby adopts the following Certificate of Incorporation for said Corporation:

ARTICLE I
Name

The name of the Corporation shall be Internet International Communications Ltd.

ARTICLE II
Duration

The period of duration of the Corporation shall be perpetual.

ARTICLE III
Purpose

The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated pursuant to the Delaware Corporation Law.

ARTICLE IV
Capital Stock

The authorized capital stock of the Corporation shall consist of 30,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value.

ARTICLE V
Preferences, Limitations, and Relative Rights of Capital Stock

No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges, including the following:

1. All shares of common stock shall share equally in dividends. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in this Certificate of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.

2. All shares of common stock shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may distribute, from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent. Each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

3. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

(b) The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with the Delaware Corporation Law.

(c) 1. Cumulative voting shall not be allowed in elections of directors or for any purpose.

2. No holders of shares of capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

3. The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

4. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

ARTICLE VI
Registered Agent

The name and address of the Corporation's initial registered agent shall be:

The Company Corporation
1313 North Market Street
New Castle County
Wilmington, Delaware 19801-1151

The Board of Directors, however, from time to time may establish such other offices, branches, subsidiaries, or divisions which it may consider to be advisable.

ARTICLE VII
Directors

The affairs of the Corporation shall be governed by a board of not less than one (1) director, who shall be elected in accordance with the Bylaws of the Corporation. Subject to such limitation, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, as may be amended from time to time. The organization and conduct of the board shall be in accordance with the following:

l. The name and address of the initial Director, who shall hold office until the first annual meeting of the stockholders of the Corporation or until his successor shall have been elected and qualified, is:

Name	Address
Andrew Hromyk	1177 West Hastings Street #1910
Vancouver, B.C., Canada V6E-2K3

2. The directors of the Corporation need not be residents of Delaware and shall not be required to hold shares of the Corporation's capital stock.

3. Meetings of the Board of Directors, regular or special, may be held within or without Delaware upon such notice as may be prescribed by the Bylaws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

4. A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business.

5. By resolution adopted by a majority of the Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee or one or more other committees each of which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

6. Any vacancy in the Board of Directors, however caused or created, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor is duly elected and qualified.

ARTICLE VIII
Officers

The officers of the Corporation shall be prescribed by the Bylaws of this Corporation.

ARTICLE IX
Meetings of Stockholders

Meetings of the stockholders of the Corporation shall be held at such place within or without Delaware and at such times as may be prescribed in the Bylaws of the Corporation. Special meetings of the stockholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (l0%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

ARTICLE X
Voting

When, with respect to any action to be taken by stockholders of this Corporation, the laws of Delaware requires the affirmative vote of the holders of more than a majority of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

ARTICLE XI
Bylaws

The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the stockholders, the power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors.

ARTICLE XII
Transactions with Directors and Other Interested Parties

No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniary or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniary or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE XIII
Limitation of Director Liability and Indemnification

No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Delaware Corporation Law; or (iv) any transaction from which such director derived an improper personal benefit.

No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

The word "director" shall include at least the following, unless limited by Delaware law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Delaware law, the word "director" shall also include the heirs and personal representatives of all directors.

This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Delaware Corporation Law, or any successor provision.

ARTICLE XIII
Incorporator

The name and address of the incorporator of the Corporation is as follows:

Name	Address
William T. Hart	1624 Washington Street
Denver, CO 80203

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature on the 5th day of December, 1997.

/s/ William T. Hart William T. Hart

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION

First: That at a meeting of the Board of Directors of INTERNET INTERNATIONAL COMMUNICATIONS LTD. resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and requesting a majority of the stockholders of said corporation to give their consent in writing thereto. The resolutions setting forth the proposed amendments are as follows:

BE IT RESOLVED THAT, that effective May 7, 1999 the Certificate of Incorporation of this corporation be amended by changing the article thereof numbered "I" so that, as amended, said Article shall be and read as follows:

Article I
Name

The name of the Corporation shall be "PARAMOUNT SERVICES CORP.

BE IT RESOLVED THAT, that effective May 7, 1999 each issued and outstanding share of this Corporation's Common stock shall automatically convert into 0.5 shares of this Corporation's Common stock. Notwithstanding the above, no fractional shares will be issued. Any shareholder of this Corporation who on May 7, 1999 owned less than two shares, and who would therefor otherwise receive less than one share of this Corporation's Common stock shall be entitled to receive $.0001 for each share of this Corporation's Common stock owned by such shareholder immediately prior to the effective date of this amendment, provided such shareholder sends a written request for payment to this Corporation. Any fractional share which as a result of the foregoing would otherwise be issued to a shareholder of this Corporation shall be rounded down to the nearest whole share.

Second: That thereafter, pursuant to resolution of its Board of Directors, a majority of the stockholders of said corporation gave their consent in writing to the preceding resolutions in lieu of a meeting of stockholders pursuant to ss.228 of the General Corporation Law of the State of Delaware.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY: /s/ ANDREW HROMYK (Authorized Officer)
NAME: Andrew Hromyk

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION

First That at a meeting of the Board of Directors of PARAMOUNT SERVICES CORP resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and requesting a majority of the stockholders of said corporation to give their consent in writing thereto The resolutions setting forth the proposed amendments are as follows

BE IT RESOLVED THAT, that effective September 15, 1999 each issued and outstanding share of this Corporation’s Common stock, after giving effect to the reverse stock split provided for at the special meeting of stockholders held September 14 1999, shall automatically convert into twenty shares of this Corporation s Common stock

Second. That thereafter a majority of the stockholders of said corporation voted in favor of the preceding resolution at a meeting of stockholders held on September 15th, 1999.

Third. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General corporation Law of the State of Delaware

Fourth. That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY: /s/ ANDREW HROMYK (Authorized Officer)
NAME: Andrew Hromyk

PARAMOUNT SERVICES CORP.

Amendment
to the
Certificate of Incorporation

Pursuant to the provisions of the Delaware General Corporation Law, Paramount Services Corp. adopts the following Amendments to its Certificate of Incorporation:

The following amendments were adopted on February 25, 2000. Such amendments were adopted by a vote of the shareholders. Notice of the Special Meeting of Shareholders at which the amendments were adopted was given in accordance with Section 222 of the Delaware General Corporation Law. The number of shares voted for the amendments was sufficient for approval pursuant to Section 242 of the Delaware General Corporation Law.

Amendments

Article I of the Certificate of Incorporation is amended to read as follows:

The name of the Corporation is wowtown.com, Inc.

The following paragraph is added to Article IV:

Effective February 25, 2000 each share of this Corporation's issued and outstanding common stock shall automatically convert into two shares of this Corporation's common stock.

PARAMOUNT SERVICES CORP.

Date: February 25, 2000	By:	/s/ DAVID PACKMAN
David Packman,
President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION

Pursuant to the provisions of the Delaware General Corporation Law Wowtown.com, Inc adopts the following Amendments to its Certificate of Incorporation:

The following amendments were adopted on April 4, 2001. Such amendments were adopted by a vote of the shareholders. Notice of the Special Meeting of Shareholders at which the amendments were adopted was given in accordance with Section 222 of the Delaware General Corporation Law. The number of shares voted for the amendments was sufficient for approval pursuant to section 242 of the Delaware General Corporation Law.

Amendment

The following paragraph is added to Article IV

Effective April 12, 2001 each five issued and outstanding shares of this Corporation’s common stock shall automatically convert into one share of this C corporation’s common stock Notwithstanding the above no fractional shares will be issued. Any shareholder of this Corporation who on April 11, 2001 owned less then five shares, and who would therefore otherwise receive less than one share of this Corporation’s common stock shall be entitled to receive $0.0001 for each share of this Corporation s common stock owned by such shareholder immediately prior to the effective date of this amendment provided such shareholder sends a written request for payment to this Corporation. Any fractional share which as a result of the foregoing would otherwise be issued to a shareholder of this Corporation shall be rounded down to the nearest whole share

WOWTOWN.COM INC

Date April 6, 2001	By:	/s/ Stephen Jackson
Stephen Jackson
Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENF
of
CERTIFICATE OF INCORPORATION

Pursuant to the provisions of the Delaware General Corporation Law, Phoenix Star Ventures, Inc adopts the following Amendments to its Certificate of Incorporation:

The following amendments were adopted on November 30 2001. Such amendments were adopted by a vote of the shareholders. Notice of the Special Meeting of Shareholders at which the amendments were adopted was given in accordance with Section 222 of the Delaware General Corporation Law. The number of shares voted for the amendments was sufficient for approval pursuant to Section 242 of the Delaware General Corporation Law.

Amendment

The following paragraph is added to Article IV

Effective December 7, 2001 each nine issued and outstanding shares of this Corporation’s common stock shall automatically convert into one share of this Corporation’s common stock. Notwithstanding the above, no fractional 5hares will be issued Any shareholder of this Corporation who on December 6, 2001 owned less than nine shares and who would therefore otherwise receive less than one share of this Corporation’s common stock shall be entitled to receive $0 0001 for each share of this Corporation’s common stock owned by such shareholder immediately prior to the effective date of this amendment, provided such shareholder sends a written request for payment to this Corporation. Any fractional share, which as a result of the foregoing would otherwise be issued to a shareholder of this Corporation. shall he rounded down to the nearest whole share.

PHOENIX STAR VENTURES INC

Date: November 30, 2001	By:	/s/ Stephen Jackson
Stephen Jackson
President

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
WPCS INTERNATIONAL INCORPORATED

The undersigned, being the Chief Executive Officer and Secretary of WPCS International Incorporated, a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

!. The name of the Corporation (hereinafter referred to as the “Corporation”) is WPCS International Incorporated. The date of filing the original certificate of incorporation with the Secretary of State of Delaware was December 18, 1997

2 The certificate of incorporation of the Corporation is hereby amended by replacing Article FOURTH, its entirety, with the following:

The authorized capital stock of the Corporation shall consist of 75,000,000 shares of common stock, $0.000l par value, and 5,000,000 shares of preferred stock, $0.0001 par value.

3 The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation a Board of Directors and a majority of the Corporation’s stockholders m accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto axed and the Certificate of Amendment of the Corporations Certificate of Incorporation to be signed by Andrew Hidalgo, its President and Secretary, this 14th day of June, 2004.

BY: Andrew Hidalgo, Chief Executive Officer and Secretary

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
WPCS INTERNATIONAL INCORPORATED

The undersigned, being the Chief Executive Officer of WPCS INTERNATIONAL INCORPORATED, a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is WPCS International Incorporated (the “Corporation”). The date of filing the original certificate of incorporation with the Secretary of State of Delaware was December 18, 1997.

2. 1. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

“ARTICLE 4: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors. The outstanding shares of Common Stock shall be reverse split on a one-for-twelve basis, effective as of the filing date of this Certificate of Amendment. The number of authorized, but unissued shares shall not be affected by the reverse stock split.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.0001	75,000,000
Preferred	$0.0001	5,000,000
Totals:		80,000,000

3. The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s shareholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

4. The foregoing amendment shall be effective as of January 10, 2005.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Corporation's Certificate of Incorporation to be signed by Andrew Hidalgo, its Chief Executive Officer and Secretary, this 20th day of December 2004.

WPCS INTERNATIONAL INCORPORATED

By:	/s/ ANDREW HIDALGO
ANDREW HIDALGO
Chief Executive Officer and Secretary